EXHIBIT 10.7.2


                               SERVICES AGREEMENT



                  THIS AGREEMENT, dated as of April 16, 1996, between WALSH INTERNATIONAL INC., a Delaware corporation ("Walsh") and SOURCE INFORMATICS INC., a Delaware corporation ("Source").

                  WHEREAS, pursuant to the Master Reorganization Agreement, dated as of the date hereof (the "Master Agreement"), between Walsh and Source, Walsh has agreed to transfer to Source certain of Walsh's assets including products and services that are based on proprietary databases of prescriptions dispensed in the United States and other counties, and are designed to be used by the pharmaceutical industry in sales force compensation, territory realignment and focused promotion (the "Source Business"); and

                  WHEREAS, in spite of the formation of a Source business distinct from Walsh and Source having its own management and professional staff, Source nevertheless wishes to avail itself, during a transition period after consummation of the transfer to it of the Source Business, of the experience and expertise of certain Management, financial and professional Walsh personnel to assure continuity in its business operations and to facilitate further growth and development; and

                  WHEREAS, Walsh is willing to make available to Source and its subsidiaries the services of certain management, financial and professional personnel to provide required support services required by Source, under the following terms and conditions.

                  NOW, THEREFORE, in view of the premises stated above and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       MANAGEMENT, FINANCIAL AND LEGAL SERVICES

         (a) Commencing with the Closing (the "Closing") of the trans-actions contemplated by the Master Agreement, and subject to the provisions of Paragraph 2, continuing thereafter for a initial period of 24 months with respect to general management services, and a period of not more than six months with respect to financial and legal services and, Walsh shall, and shall cause its subsidiaries to provide, the following employees to Source and its subsidiaries, on a part-time basis, to provide management and function- al support services specified below:

                  (i)      General Management Services -- Michael A. Hauck


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                  (ii)     Financial Services -- Martyn D. Williams

                  (iii)    Legal Services -- Leonard R. Benjamin

                  (iv) Any other executives of Walsh or its subsidiaries who are deemed by the individuals named above to be necessary or appropriate to provide, or to assist in providing, management, financial, and legal services hereunder.

         (b) Notwithstanding anything herein to the contrary, it is understood that the individuals identified in Paragraph 1(a) hereof shall devote at least 80% of their business time to Walsh.

         (c) In the event that any of the individuals identified in Paragraph 1(a) hereof is unable to provide the services in the areas described above, Walsh shall provide other individuals, acceptable to Source, to perform the specified services.

         (d) In consideration for the services provided by Walsh pursuant to Paragraph 1(a), Source shall pay to Walsh a fee calculated based on an allocation of the actual costs to Walsh and its subsidiaries in providing the services hereunder. Within 10 days after the end of each calendar quarter, Walsh shall provide Source with an analysis setting forth the amount of time spent on Source activi- ties and the details of the remuneration (and other related costs) attributable to said Walsh personnel for the purposes of verifying the fee payable by Source to Walsh. The fee shall be payable by Source quarterly on the last day of April, July, October and January of each year.

2.       TERM OF AGREEMENT AND TERMINATION

         (a) This Agreement shall commence with the Closing and shall continue for a period of 24 months. Thereafter, this Agreement shall automatically be renewed for successive three month periods unless either Walsh or Source notifies the other party in writing of its intention to terminate the Agreement, or specific services provided pursuant thereto, at least one month prior to the beginning of the applicable renewal period.

         (b) Either Walsh or Source may terminate this Agreement if the other has defaulted in any material obligation hereunder by giving at least 30 days, written notice to the breaching party; provided, however, that if the


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                  breaching  party  corrects  such  default  within  said 30 day period, this Agreement shall continue in full force and effect.

         (c) Either Walsh or Source may terminate this Agreement by immediate written notice if the other party becomes insolvent, or a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appointing a custodian for all or a substantial part of its assets or ordering the liquida- tion of such party.

3.       EXPENSES

         Source shall reimburse Walsh for all reasonable travel, accommodation, living and entertainment expenses actually incurred by Walsh or its subsidiaries in providing any of the services specified in this Agreement.

4.       CONFIDENTIALITY

         For the purposes of enabling Walsh to perform the services required by this Agreement, Source shall grant Walsh access to Source's premises, files and staff and shall fully disclose to Walsh all confidential and proprietary information necessary to enable Walsh and its subsidiaries to provide the services hereunder. In addition to any covenants with respect to confidentiality contained in the Master Agreement, Walsh agrees that it shall, and cause its subsidiaries to, maintain the confidentiality, and neither disclose to third parties nor use for its own purposes (except as separately agreed), all such information so disclosed to it; provided, however, that the obligation of confidentiality specified above shall not extend to: (i) information that is or subsequently becomes public knowledge through no fault of Walsh or any other Walsh subsidiary; or to (ii) information that comes into the possession of Walsh or a Walsh subsidiary from a third party not under an obligation of confidentiality to Source.

5.       LIABILITY OF WALSH

         (a) This Agreement constitutes a contract for the provision by Walsh of services as an independent contractor and not a contract of employment. Accordingly, Walsh shall pay all salaries and other compensation due to employees of Walsh or any Walsh subsidiary engaged in the performance of the services specified herein. Walsh shall withhold, deduct and remit all taxes, contributions or imposts


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                  required  by  any  Government  having  jurisdiction  over  the relationship between Walsh employees and Walsh.

         (b) Walsh agrees to use its best efforts to render the ser- vices required of it hereunder in a diligent and profes- sional manner.

         (c) Walsh's liability, however, for wrongful acts or omissions in breach of this Agreement shall not extend to damages for lost profits or other consequential damages.

6.       MISCELLANEOUS PROVISIONS

         (a) This Agreement shall not be assignable by either party without the prior written consent of the other, except to a wholly-owned subsidiary of either Walsh or Source, as the case may be. In the event of a permitted assignment, however, the assigning party shall guarantee the performance of all the obligations under this Agreement.

         (b) No waiver, modification or alteration of any of the provisions of this Agreement shall be binding unless approved in writing by duly authorized representatives of the parties.

         (c) This Agreement embodies the entire contractual relationship between the parties in relation to the subject matter hereof, and no other agreement or understanding, verbal or otherwise, exists between the parties at the time of execution hereof.

         (d) All notices in connection with this Agreement shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, or telegraphed, telecopied or teletyped to the following addresses:

                  If to Walsh, to it at:

                     Suite 912
                     New York, NY 10111

                  If to Source to it at:

                     2345 E. Camelback Road
                     Phoenix, AZ  85016

         (e) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.



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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Agreement as of the day and year first above written.


                                            WALSH INTERNATIONAL INC.



                                            By: /s/ Michael A. Hauck
                                               --------------------------



                                            SOURCE INFORMATICS INC.



                                            By: /s/ Dennis M.J. Turner
                                               ---------------------------



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